UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2021

BRUNSWICK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26215 N. Riverwoods Blvd., Suite 500
Mettawa, Illinois	60045-3420
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.75 per share	BC	New York Stock Exchange
Chicago Stock Exchange

6.500% Senior Notes due 2048	BC-A	New York Stock Exchange

6.625% Senior Notes due 2049	BC-B	New York Stock Exchange

6.375% Senior Notes due 2049	BC-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase Agreement and Management Warranty Agreement

On June 23, 2021, Brunswick Corporation, a Delaware corporation (“Brunswick”) and Altor Group AB (“Altor”), West Street Capital Partners VII Investments, L.P., West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII – Parallel, SLP (West Street Capital Partners VII – Parallel, SLP together with West Street Capital Partners VII Investments, L.P. and West Street Capital Partners VII Offshore Investments, L.P., “WSCP”), Nanna MFN AS and Nanna MFN II AS (Nanna MFN II AS together with Nanna MFN AS, the “ManCo Sellers” and the ManCo Sellers together with Altor and WSCP, the “Sellers”) entered into a share purchase agreement (the “Purchase Agreement”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”), Brunswick has agreed to acquire from Sellers, all of the issued and outstanding shares of Marine Innovations Group AS (“Marine”). The purchase price to be paid by Brunswick in connection with the Transaction is $1.05 billion in cash, subject to certain downward adjustments for any Leakage (as defined in the Purchase Agreement) and certain transaction costs, and certain upward adjustments from the Locked Box Date (as defined in the Purchase Agreement) until receipt of certain required regulatory approvals, plus an additional cash payment at closing in connection with a tax election.

Prior to the closing of the Transaction, Sellers will conduct a reorganization such that the ManCo Sellers will become direct shareholders of Marine.

Each party’s obligation to consummate the Transaction is conditioned upon receipt of required regulatory approvals, including the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The Purchase Agreement also contains certain termination rights, including the right of either Brunswick or the Sellers to terminate the Purchase Agreement if the closing has not occurred on or before December 23, 2021. The Purchase Agreement further contains customary covenants, including certain customary interim operating restrictions on the conduct of Marine during the period from the execution of the Purchase Agreement to the closing of the Transaction.

The Sellers have made certain fundamental representations and warranties regarding the ownership of the securities of Marine and similar matters as set forth in the Purchase Agreement. Brunswick has also made customary representations and warranties as set forth in the Purchase Agreement. Brunswick and certain members of management of Marine (the “Management Warrantors”) have also entered into a Management Warranty Agreement, dated as of June 23, 2021 (the “Management Warranty Agreement”), pursuant to which the Management Warrantors have made further warranties as to the business of Marine and its subsidiaries.

The representations and warranties of Brunswick, the Sellers and the Management Warrantors contained in the Purchase Agreement and the Management Warranty Agreement, respectively, have been made solely for the benefit of the parties thereto. In addition, the representations and warranties: (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to Brunswick in connection with the Purchase Agreement and the Management Warranty Agreement, (c) are subject to materiality qualifications which may differ from what may be viewed as material by investors, (d) were made only as of specified dates, (e) have been included in the Purchase Agreement and the Management Warranty Agreement for the purpose of allocating risk between the parties to such agreements rather than establishing matters as facts and (f) will not survive consummation of the Transaction. Accordingly, the Purchase Agreement and the Management Warranty Agreement are included with this filing only to provide investors with information regarding the terms of such agreements, and not to provide investors with any other factual information regarding Brunswick, Sellers, Management Warrantors, or their respective subsidiaries or businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Brunswick, Sellers or Management Warrantors, or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement and the Management Warranty Agreement, which subsequent information may or may not be fully reflected in Brunswick’s public disclosures.

The foregoing descriptions of the Purchase Agreement and the Management Warranty Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Management Warranty Agreement, which are filed as Exhibits 2.1 and 2.2, respectively, to this Form 8-K and are incorporated herein by reference.

Commitment Letter

On June 23, 2021, Brunswick also entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (the “Committed Party”). Pursuant to the Commitment Letter, the Committed Party has committed to provide Brunswick with a 364-day senior unsecured bridge facility in an aggregate principal amount not to exceed $900,000,000 (the “Bridge Facility”), subject to the terms and conditions set forth in the Commitment Letter. The Bridge Facility will be available to Brunswick to finance the Transaction and to pay fees and expenses incurred in connection with the foregoing and for general corporate purposes of Brunswick and its subsidiaries.

The Commitment Letter provides that the commitments under the Bridge Facility will be automatically reduced on a dollar-for-dollar basis by, among other things, the net cash proceeds of certain offerings of debt and certain term loan facilities. Any loan funded under the Bridge Facility will mature on the date that is 364 days after the initial funding of such loan. The Bridge Facility is subject to the negotiation of a mutually acceptable credit or loan agreement and other mutually acceptable definitive documentation, which will include certain representations and warranties, affirmative and negative covenants, financial covenants and events of default that are customarily required for similar financings. Additionally, the Committed Party’s obligation to provide the financing is subject to the satisfaction of specified conditions and the accuracy of specified representations.

Permanent financing for the Transaction is expected to include a mix of senior unsecured notes and cash on hand.

The foregoing description of the Commitment Letter is not complete and is qualified in its entirety by the terms of the Commitment Letter.

The definitive documentation governing the Bridge Facility has not been finalized and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter.

ITEM 8.01- OTHER EVENTS

On June 24, 2021, Brunswick issued a press release (the “Press Release”), announcing the execution of the Purchase Agreement.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” “anticipate,” “project,” “position,” “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this report. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic, including, without limitation, the impact on global economic conditions and on capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to our operations, and the potential implementation of regulatory actions; managing our manufacturing footprint; weather and catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; the timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction; the possibility that the expected synergies and value creation from the Transaction will not be realized or will not be realized within the expected time period; our ability to integrate acquisitions, including the acquisition of Marine; the potential for disruption to our business in connection with the Marine acquisition making it more difficult to maintain business and operational relationships; the possibility that the Transaction does not close, including due to the failure to satisfy the closing conditions; the risk that unexpected costs will be incurred in connection with the Transaction; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; having to record an impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and certain divisive shareholder activist actions.

Additional risk factors are included in Brunswick’s Annual Report on Form 10-K for 2020. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this report.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description of Exhibit
2.1	Share Purchase Agreement, dated as of June 23, 2021, by and among Brunswick Corporation, Altor Group AB, West Street Capital Partners VII Investments, L.P., West Street Capital Partners VII Offshore Investments, L.P., West Street Capital Partners VII – Parallel, SLP, Nanna MFN AS and Nanna MFN II AS.

2.2	Management Warranty Agreement, dated as of June 23, 2021, by and among Brunswick Corporation and the persons listed on Schedule 1.1 thereto.

99.1	Press Release, dated June 24, 2021.

104	The cover page from this Current Report on Form 8-K, embedded within and formatted in Inline XBRL.

*Schedules and exhibits to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Brunswick hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Date: June 25, 2021	By:	/s/ Christopher F. Dekker
Name: Christopher F. Dekker
Title: Executive Vice President, General Counsel, Secretary and Chief Compliance Officer